UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 12, 2016

WILSON BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Tennessee	000-20402	62-1497076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

623 West Main Street
Lebanon, Tennessee		37087
(Address of principal executive offices)		(Zip Code)
(615) 444-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2016 Annual Meeting of Shareholders (the “Shareholders Meeting”) of Wilson Bank Holding Company, a Tennessee corporation (the "Company"), held on April 12, 2016, the Company’s shareholders approved, as described below under Item 5.07, the Wilson Bank Holding Company 2016 Equity Incentive Plan (the “Plan”) that, among other things, (i) reserved an aggregate of 750,000 shares of the Company’s common stock for issuance under the Plan, (ii) authorizes the Company to grant incentive stock options and stock appreciation rights, (iii) authorizes the Company to grant performance awards valued in accordance with the achievement of certain performance goals during certain performance periods, (iv) authorizes the Company to grant restricted shares of common stock of the Company and restricted share units, which are subject to transfer restrictions and forfeiture upon certain terminations of employment, and (v) authorizes the Company to provide, in whole or in part, for a non-employee director’s annual retainer, awards or other compensation in stock-based awards.
Under the Plan, in the event of a change in control of the Company, the Personnel Committee of the Board of Directors (the “Committee”) may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such change in control of each or any outstanding award under the Plan or portion thereof and the shares acquired pursuant thereto upon such conditions (if any), including termination of the participant’s service prior to, upon, or following such change in control, to such extent as the Committee shall determine. The Committee may also determine that, upon the occurrence of a change in control, each or any award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share subject to such award in, among other things, cash, shares, shares of a corporation or other business entity that is a party to the change in control.
The Company’s Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or any portion of the Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board of Directors deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively.
The description of the Plan is qualified in its entirety by reference to the text of the Wilson Bank Holding Company 2016 Equity Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. A brief description of the Plan is included as part of Proposal #3 in the Company’s definitive proxy statement for the Shareholders Meeting which was filed with the Securities and Exchange Commission on March 14, 2016, as updated on March 29, 2016 (the “Proxy Statement”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 12, 2016, the Company held the Shareholders Meeting for which the Board of Directors solicited proxies, at 7:00 p.m. (CDT) at the Company’s main office, 623 West Main Street, Lebanon, Tennessee 37087. At the Shareholders Meeting, the shareholders voted on the proposals as described in detail in the Proxy Statement. The proposals voted on and approved by the shareholders at the Shareholders Meeting were as follows:

(1)    The election of three (3) Class III directors named in the Proxy Statement to serve as members of the Company’s Board of Directors for a term of three (3) years until the Annual Meeting of Shareholders in 2019 and the election of one (1) Class II director, named in the Proxy Statement, to serve as a member of the Company’s Board of Directors for a term of two (2) years until the Annual Meeting of Shareholders in 2018. Each such director was elected by the following tabulation:

	For	Withhold Authority	Broker Non-Votes
Class II Director
Charles Bell	4,242,765	6,471	0

Class III Directors
James F. Comer	4,241,372	7,864	0
Jerry L. Franklin	4,245,518	3,718	0
John B. Freeman	4,245,087	4,149	0

In addition to the foregoing, the remaining directors not up for re-election at the 2016 Annual Meeting of Shareholders continue to serve on the Board of Directors.

(2)    The ratification of the appointment of Maggart & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
4,213,497	12,404	23,335	0

(3)    The adoption of the Wilson Bank Holding Company 2016 Equity Incentive Plan was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
4,114,507	34,279	100,450	0

(4)    The proposed amendment to the Company’s Charter to increase the authorized shares of the Company’s capital stock to 50,100,000 with 50,000,000 shares reserved for common stock, par value $2.00 per share, was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
4,129,933	66,871	52,432	0

Item 9.01 Exhibits.

(d)

Exhibit No.	Description

10.1	Wilson Bank Holding Company 2016 Equity Incentive Plan (incorporated by reference to Appendix A of the Company’s definitive proxy statement filed on March 14, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSON BANK HOLDING COMPANY

By:__/s/ J. Randall Clemons_____________
J. Randall Clemons
President and Chief Executive Officer

Date: April 15, 2016